THIS EMPLOYMENT AGREEMENT (THE “AGREEMENT”) is effective the 1st day of September, 2008, by and between ePlus, inc. a Delaware corporation (the “Company”) and Steven Mencarini (the “Executive”).

RECITAL

The Company has offered employment to the Executive as the Company’s Senior Vice President of Business Operations, and the parties have negotiated this Agreement in consideration of the Executive’s valuable services and expertise.

NOW THEREFORE, in consideration of the mutual promises and covenant herein contained, the parties do hereby agree as follows:

    1.  EFFECTIVE DATE.  This agreement shall be effective September 1, 2008.

    2.  DEFINITIONS.  As used herein, the following terms shall have the following meanings:

(a)
“Incapacity” shall mean the Executive’s physical or mental inability to perform his duties under this Agreement, even with reasonable accommodation, for more than twelve (12) weeks, whether or not consecutive, in any twelve-month period.

(b)	“Employment Term” shall be the period from September 1, 2008 through and including August 31, 2009.

(c)	“Expiration Date” means the date that the Employment Term (as it may have been extended) expires.

(d)	“Good Cause” means that the Compensation Committee of the Company’s Board of Directors (the “Board”) in good faith determines that the Executive:

i.	Failed to satisfactorily perform his duties to the Company and such failure was not cured within 30 days of the Company providing Executive with notice of such failure; or
ii.	Failed to observe a material policy of the Company that was applicable to the Executive and such failure was not cured within 30 days of the Company providing Executive with notice of such failure; or
iii.
Acted or failed to act in a manner that constitutes gross misconduct, embezzlement, misappropriation of corporate assets, fraud or negligent or willful violations of any laws with which the Company is required to comply; or

iv.	Was convicted of or entered a plea of “guilty” or “no contest” to a felony;
vi.
Refused or failed to comply with lawful and reasonable instructions of the Board and such refusal or failure was not cured within 30 days of the Company providing Executive with notice of such refusal or failure; or

vii.	Any other material breach of this Agreement or the duty of loyalty.

(e)	“Good Reason” shall mean that within thirty days prior to the Executive providing the notice to the Company required under Section 6.b.ii of this Agreement that any of the following has occurred:

i.	a material change in the scope of the Executive’s assigned duties and responsibilities or the assignment of duties or responsibilities that are inconsistent with the Executive’s level of position; or

ii.	a reduction by the Company in the Executive’s base salary as set forth herein as may be increased from time to time or a reduction by the Company in the Executive’s or incentive compensation; or

iii.	the Company’s requirement that the Executive be based anywhere outside of a 35 miles radius from the Company’s offices in Herndon, Virginia; or

iv.	the failure by the Company to continue to provide the Executive with benefits substantially similar to those specified in Section 5 of this Agreement.

v.	a termination of employment by the Executive for any reason during the 90-day period immediately following a Change of Control as “Change of Control” is defined in the 2008 Employee Long-Term Incentive Plan.

(f)	“Termination Date” shall mean the date Executive’s termination is effective, as described in the respective subparts of Section 6:

    3.  EMPLOYMENT

The Company and Executive hereby agree to employ the Executive as set forth herein until Executive’s employment terminates pursuant to Section 6 below.

    4.  POSITION, DUTIES AND RESPONSIBILITIES.  During the Employment Term, the Executive shall:

a.	serve as the Senior Vice President of Business Operations . The Executive shall be responsible for, but not limited to, the following areas: Business Operations;
b.	render such other services to the Company as requested provided that such services are consistent with the level of his position; and
c.
devote his full business time, attention, skill and energy to the business of the Company and shall not engage or prepare to engage in any other business activity, whether or not such business activity is pursued for gain, profit or other economic or financial advantage.  With prior written approval from the Company, Executive may engage in appropriate civic, charitable, or educational activities provided that such activities do not interfere or conflict with the Executive’s responsibilities or the Company’s interests.  Nothing in this Agreement shall preclude Executive from acquiring or managing any passive investment he has in publicly traded equity securities in companies that are not in the same line of business as the Company.

    5.  COMPENSATION, COMPENSATION PLANS AND BENEFITS.  During the Employment Term, the Executive shall be compensated as follows:

a.	Executive shall receive a base annual salary of two hundred and seventy five thousand dollars, (275,000 Dollars), which may be increased from time to time.
b.
Based on his MBOs and overall company performance he shall be eligible to be considered for an annual bonus of up to 50% of his base salary then in effect under the terms and conditions as outlined in the Executive Incentive Plan.

c.
He shall be entitled to participate in and receive other benefits offered by the Company to all employees, which may include, but are not limited to, vacation, sick, holiday and other leave times, and benefits under any life, health, accident, disability, medical, and dental insurance plans.

d.
He shall be entitled to be reimbursed for the reasonable and necessary out-of-pocket expenses, including entertainment, travel and similar items and all expenses necessary to maintain his professional, industry association memberships incurred by him in performing his duties, in accordance with the Company’s expense reimbursement policies in place from time to time.

e.
In the event Executive’s employment with Company terminates for any reason, any payments and benefits due the Executive under the Company’s employee benefit plans and programs, including any Long-Term Incentive Plan, shall be determined in accordance with the terms of such benefit plans and programs, and shall be in addition to any other payments or benefits herein.

6.  TERMINATION OF EMPLOYMENT

a.	Termination by the Company.

i.
During the Employment Term, the Company may terminate the Executive’s employment for Good Cause.  Termination by the Company for Good Cause shall be effective on the date the Company gives notice of such termination to the Executive.

ii.
During the Employment Term, the Company may terminate the Executive’s employment at any time without Good Cause upon 30-days notice to the Executive or 30 days pay in lieu of such notice.  Termination is effective 30 days after the date the written notice is provided to the Executive. The Company may, in its sole discretion, place the Executive on paid administrative leave as of any date prior to the end of the 30-day notice period and require that the Executive no longer be present on Company premises.  During any period of administrative leave, the Executive is not authorized to act or speak as a representative of the Company.

b.	Termination by Executive.

i.
During the Employment Term, the Executive may voluntarily terminate his employment for any reason with the Company upon 30 days prior notice. Termination is effective 30 days after the date the notice is provided to the Company.  The Company may, in its sole discretion, place the Executive on paid administrative leave as of any date prior to the end of the 30-day notice period and require that the Executive no longer be present on Company premises.  During any period of administrative leave, the Executive is not authorized to act or speak as a representative of the Company.

ii.
During the Employment Term, the Executive may terminate his employment for Good Reason as defined in Section 2(e) only if the  Executive has provided the Board with 10 business days notice of his intent to terminate his employment for Good Reason and the Company fails to cure the Good Reason within 10 business days after receiving Executive’s written notice.  Termination for Good Reason will be effective on the 11th day after the Company receives Executive’s written notice and fails to cure the Good Reason identified in Executive’s notice.

c.	Termination by Reason of Death or Incapacity.

Executive’s employment with the Company shall deemed to have been terminated effective upon the date of Executive’s death, or the date upon which the Company provides Executive with notice of Incapacity.

d.	At-will Termination

If the Employment Term ends without the parties entering into a new employment agreement or extending the Employment Term of this Agreement, the Executive’s employment with the Company shall continue on an at will basis and either the Company or the Executive may terminate his employment at any time for any reason or no reason upon 30 days notice.  The Company may choose to end the employment relationship at any time during any such notice period, provided that the Company pays the Executive for the balance of such notice period.

    7.  EFFECT OF TERMINATION.

a.
If the Executive’s employment ends at anytime (during or after the Employment Term) for any reason, the Company shall pay the Executive his then current base salary and provide the Executive his then current benefits (as provided in Section 5) through the Termination Date.

b.
If during the Employment Term the Executive’s employment terminates by reason of death as described in Section 6(c), the Company shall also pay the Executive’s estate any bonus as determined by the Compensation Committee in accordance with the Company’s Executive Incentive Plan.

c.
Provided that after the Termination Date the Executive (i) signs in the form provided by the Company a release of any claims Executive may have against the Company or its then current or former officers, directors, or employees and (ii) certifies that the Executive has complied with Sections 8, 9, 10  11 and 12 of this Agreement (confidentiality, intellectual property, non-compete, non-solicit, conflict of interest and return of property provisions), then:

1)  If during the Employment Term the Executive’s employment is terminated by reason of Incapacity as described in Section 6(c), the Company shall also pay the Executive any bonus as determined by the Compensation Committee in accordance with the Company’s Executive Incentive Plan, and an additional amount equal to the greater of (a) one year of Executive’s base salary or (b) the balance of his salary through the end of the Employment Term.

2) If, during the Employment Term, either the Company terminates Executive’s employment without Good Cause as described in Section 6(a) or Executive terminates his employment for Good Reason, as described in Section 6(b)(ii), then (a) the Company shall also pay Executive an amount equal to one year of the Executive’s base salary; and (b) provided that the Executive remains eligible for and timely elects to continue his and any eligible dependants health benefits under COBRA, the Company shall also pay to the insurer the amount necessary for the Executive to continue medical and dental insurance for himself and his dependants through COBRA for a period of one year after the Termination Date.  Should the Executive or any of his dependants become covered under another employer’s health benefit plan before the end of the one year period, the Company will have no obligation to continue making such additional payments to the insurer.  The Executive shall not be obligated in any way to mitigate the Company’s obligations to him under this Section and any amounts earned by the Executive subsequent to his termination shall not serve as an offset to the payments due him by the Company under this Section.

3.  If the parties have not entered into a new employment agreement or extended the Employment Term under this Agreement and within 10 days following the end of the Employment Term either by the Company or the Executive gives notice of an At-Will Termination as described in Section 6(d),  then (a) the Company will pay the Executive an additional amount equal to one year of the Executive’s base salary and (b) provided that the Executive remains eligible for and timely elects to continue his and any eligible dependants health benefits under COBRA, the Company shall also pay to the insurer the amount necessary for the Executive to continue medical and dental insurance for himself and his dependants through COBRA for a period of one year after the Termination Date.  Should the Executive or any of his dependants become covered under another employer’s health benefit plan before the end of the one year period, the Company will have no obligation to continue making such additional payments to the insurer.  The Executive shall not be obligated in any way to mitigate the Company’s obligations to him under this Section and any amounts earned by the Executive subsequent to his termination shall not serve as an offset to the payments due him by the Company under this Section.

4.  Any payments due under Section 7(c)(1)(a) or (b), 7(c)(2)(a) or 7(c)(3)(a) of the Agreement shall be made in a lump sum within 30 days following the termination of employment.

    8.  CONFIDENTIALITY.

            During the course of employment, Executive has had and shall continue to have access to the Company’s Confidential Information (as defined below).  Executive shall not disclose or use at any time, either during his employment or after his employment ends for any reason, any Confidential Information (as defined below) of the Company, whether or not patentable, which Executive learns as a result of his involvement with the Company, whether or not he developed such information.  “Involvement with the Company” for purposes of this Agreement shall mean holding a position as an employee, officer, or director with either the Company or any of its affiliates (collectively, the “Companies”).  “Confidential Information” includes without limitation information regarding either the Companies’, or their successors’, parents’, affiliates’, customers’ or business partners’:

•	“Trade Secrets” or proprietary information;
•	strategic sourcing information or analysis;
•	patents, patent applications, developmental or experimental work, formulas, test data, prototypes, models, and product specifications;
•	accounting and financial information;
•	financial projections and pro forma financial information;
•	sales and marketing strategies, plans and programs
•	product development and product testing information;
•	product sales and inventory information;
•	personnel information, such as employees’ and consultants’ benefits, perquisites, salaries, stock options, compensation, formulas or bonuses;
•	organizational structure and reporting relationships;
•	business plans;
•	names, addresses, phone numbers of customers;
•	contracts, including contracts with clients, suppliers, independent contractors or employees; business plans and forecasts;
•	existing and prospective projects or business opportunities; and
•	passwords and other physical and information security protocols and information.

            “Trade Secrets” includes any information that derives independent economic value, actually and potentially, from not being generally known to, and is not readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use and that are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.  Information that is or later becomes publicly available in a manner wholly unrelated to any breach of this Agreement by Executive will not be considered Confidential Information as of the date it enters the public domain.  If Executive is uncertain whether something is Confidential Information, Executive should treat it as Confidential Information until he receives clarification from the person to whom he reports that it is not Confidential Information.  Confidential Information shall remain at all times the property of the Company.  Executive may use or disclose Confidential Information only:

(a)      when he is employed by the Company, as authorized and necessary in performing the responsibilities of his position, provided that he has taken reasonable steps to ensure that the information remains confidential; or
(b)      with prior written consent of the CEO; or
(c)      in a legal proceeding between Executive and the Company to establish the rights of either party under this Agreement, provided that Executive stipulates to a protective order to prevent any unnecessary use or disclosure; or
(d)      where such disclosure is required by law, provided that Executive has complied with the following procedures to ensure that the Companies have an adequate opportunity to protect their legal interests in preventing disclosure.  Upon receipt of a subpoena or any other compulsory legal process (“Compulsory Process”) that could possibly require disclosure of Confidential Information, Executive shall provide within forty-eight (48) hours of receiving it a copy of the Compulsory Process and complete information regarding the circumstances under which he received it to the General Counsel by hand delivery or by facsimile provided that Executive confirms with the General Counsel by phone conversation that the General Counsel received the facsimile.  Executive shall not make any disclosure until the latest possible date for making such disclosure in accordance with the Compulsory Process (“Latest Possible Date”).  If one of the Companies seeks to prevent disclosure in accordance with the applicable legal procedures, and provides Executive with notice before the Latest Possible Date that it has initiated such procedures, Executive shall not make disclosures of any Confidential Information that is the subject of such procedures, until such objections are withdrawn, or the appropriate tribunal either makes a final determination that the objections are invalid or orders Executive to make the disclosure.

               Executive hereby acknowledges that any breach of this Section 8 would cause the Company irreparable harm.

    9. INTELLECTUAL PROPERTY

Executive  acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, original works of authorship, copyrights and all similar or related information (whether or not patentable) which relate to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company (“Intellectual Property”) belong to the Company.  Executive agrees that both during and after his employment with the Company that he will sign any documents or provide any information necessary for the Company to protect its rights to such Intellectual Property.  If Executive is unavailable to sign any document that is necessary for the Company to protect its rights to such Intellectual Property, Executive hereby authorizes the Company to sign on his behalf.

   10.  NON-COMPETITION and NON-SOLICITATION.

        During Executive’s employment and for a period of one year following the date on which his employment ends for any reason, (the “Restricted Period”), the Executive agrees to the following

(a)           Non-Competition

Executive shall not, directly or indirectly, individually or as part of or on behalf of any other person, company, employer or other entity, except with prior written approval of the Company’s CEO, (i) own, (ii) manage, (iii) operate, (iv) advise, (v) be employed by (vi) perform services for, (vii) consult with or (viii) control any Competing Business.  “Competing Business” shall mean a business that is selling products or services similar to those products or services that any of the “Covered Entities” is selling as of the date the Executive’s employment ends and continues to offer for sale during the Restricted Period within any city, town or county in which, as of the date Executive’s employment ends, any Covered Entity is actively marketing or has made a significant investment in time and money prior to the date the Executive’s employment ends to begin marketing its products or services beginning within sixty (60) days after the date the Executive’s employment ends.   “Covered Entities” include the Company and any affiliated entities in which Executive is actively engaged as an officer, director or employee or about which Executive has received Confidential Information as a result of his Involvement with the Company.

               (b)           Non-Solicitation

Executive shall not, directly or indirectly, individually or as part of or on behalf of any other person, company, employer or other entity, except with prior written approval of the Company’s CEO:

(i)
hire or attempt to hire a Covered Employee, encourage another to hire a Covered Employee, or otherwise seek to adversely influence or alter such Covered Employee’s relationship with the Company.  A “Covered Employee” shall mean any person who either is employed by the Company or has been employed by the Company within the preceding sixty (60) days;

(ii)
encourage or attempt to persuade a Customer to purchase other than from the Company products or services similar to those that the Company was selling as of the date Executive’s employment ends and is continuing to offer for sale. A “Customer” shall mean any person or entity that has purchased products or services from the Company within six (6) months prior to the date Executive’s employment ends; and/or

(iii)
encourage, or attempt to persuade any person or entity that the Company is using as a consultant or vendor as of the date Executive’s employment ends to terminate or modify such business relationship with the Company in a manner adverse to the Company.

               (c)           Nature of Restrictions

Executive acknowledges that as a result of his employment as Senior Vice President of Business Operations of the Company, he has held and will continue to hold a position of utmost trust in which Executive has come to know and will continue to come to know the Company’s employees, Customers and Confidential Information.  Executive agrees that the provisions of this entire Section 10 are necessary to protect the Company’s legitimate business interests.  Executive warrants that these provisions shall not unreasonably interfere in his ability to earn a living or to pursue his occupation after his employment ends for any reason.  Executive agrees that upon beginning any new employment or business during the Restrictive Period, he will promptly inform the Company of the name and address of your his new employer or business and provide such new employer or business with a copy of this Agreement and copy the Company on the letter or email transmitting the Agreement to the appropriate person in such new employer or business.

    11.  CONFLICT OF INTEREST

During his employment, Executive agrees to have undivided loyalty to the Company.  This means that Executive shall avoid any situation that involves or has the potential to appear to involve a conflict of interest, such as participating in a business transaction that personally benefits Executive or a relative based on information or relationships developed on the job, failing to disclose that someone who is doing or seeking to do business with or work for the Companies is a relative or close personal associate, or receiving direct or indirect compensation from a client or vendor.

    12.  RETURN OF PROPERTY

On the date Executive’s  employment ends for any reason, or at any time during his employment, on the request or direction of the Company, Executive will immediately deliver to the Company any or all equipment, property, material, Confidential Information, Intellectual Property or copies thereof which are owned by the Companies and are in Executive’s possession or control.  This includes documents or other information prepared by Executive, on his behalf or provided to him in connection with his duties while employed by the Company, regardless of the form in which such document or information are maintained or stored, including computer, typed, handwritten, electronic, audio, video, micro-fiche, imaged, drawn or any other means of recording or storing documents or other information.  Executive hereby warrants that he will not retain in any form such documents, Confidential Information, Intellectual Property or other information or copies thereof.  Executive may retain a copy of this Agreement and any other document or information describing any rights he may have after the Termination Date.

    13.  COOPERATION WITH LEGAL PROCEEDINGS.

    Executive agrees to reasonably cooperate with the Companies in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of any of the Companies, which relate to events or occurrences that transpired while Executive was employed by any of the Companies.  Executive’s reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of any of the Companies.  Executive also agrees to reasonably cooperate with any of the Companies in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by any of the Companies.  Executive understands that in any legal action, investigation, or review covered by this paragraph the Company expects Executive to provide only accurate and truthful information or testimony. The Company agrees to reimburse the Executive for any costs he incurs in cooperation pursuant to this Section, including but not limited to travel expenses and attorneys’ fees and costs. Nothing in this Section shall limit any indemnification rights Executive may have on the effective date of this Agreement.

    14.  REMEDY

                  (a)           Executive acknowledges that his breach of the obligations contained in Sections 8, 9, 10, 11 and 12 of this Agreement would cause the Company irreparable harm that could not be reasonably or adequately be compensated by damages in an action at law.  If Executive breaches or threatens to breach any of the provisions contained in Sections 8, 9, 10, 11 and 12 of this Agreement, the Company shall be entitled to an injunction, without bond, restraining him from committing such breach.  The Company’s right to exercise its option to obtain an injunction shall not limit its right to any other remedies, including damages.

  (b)           Any action relating to or arising from this Agreement shall be brought exclusively in a court of competent jurisdiction in the Commonwealth of Virginia, and Executive hereby consents to venue and personal jurisdiction in any such court in the Commonwealth of Virginia.

                  (c)           Executive expressly waives any right to a trial by jury for any action relating to or arising from this Agreement.

    15.  SUCCESSORS; BINDING AGREEMENT.

a.	This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, successors and assigns.

b.
The Company shall require any successor to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

  16.   NOTICES.

For the purpose of this Agreement, notices and all other communications provided herein shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EXECUTIVE:                                                     IF TO THE COMPANY;
Steven Mencarini                                                                 ePlus, inc.
1921 Batten Hollow Drive                                                   13595 Dulles Technology Drive
Vienna, VA 22182                                                                 Herndon, VA 20165

17.            GOVERNING LAW.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

18.            SEVERABILITY.  The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

19.            STATUS OF PRIOR EMPLOYMENT AGREEMENTS. Executive acknowledges that this Agreement supplants and replaces in full all prior employment agreements between Executive and the Company. Executive waives any and all rights to enforce any and all provisions in any prior employment agreement between Executive and the Company.

20.   MISCELLANEOUS.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of other provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

21.   Code Section 409A.  It is the intent of this Agreement to either meet an exception from or to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any rulings and regulations promulgated thereunder (collectively, the “Code”), and any ambiguities herein will be so interpreted and this agreement will be so administered.  References to a termination of employment in Section 7 of this Agreement shall mean the date of a "separation from service" within the meaning of Code Section 409A(a)(2)(A)(i).  If the Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) at the time of the Executive’s termination of employment, any nonqualified deferred compensation subject to Code Section 409A that would otherwise have been payable under this Agreement as a result of, and within the first six (6) months following, the Executive’s "separation from service" and not by reason of another event under Section 409A(a)(2)(A), will become payable six (6) months and one (1) day following the date of the Executive’s separation from service or, if earlier, the date of Executive’s death.  Executive is solely responsible for any taxes payable under Section 409A of the Code or any other taxes payable with respect to any severance or other post-employment payments or other payments made under this Agreement.

ePlus inc.	Executive

/s/Phillip G. Norton August 29, 2008	/s/Steven J. Mencarini August 28, 2008
Phillip G. Norton Date	Steven J. Mencarini Date